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March 31, 2006                                      Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

                                                         Main Tel (212) 506-2500
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                                                          www.mayerbrownrowe.com

To:   The Parties Listed on Schedule I Attached Hereto

Re:   Opinion: REMIC
      IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1 IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1

Ladies and Gentlemen:

      We have acted as counsel to IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1 (the "Issuer") and IndyMac ABS, Inc. (the "Depositor") in connection with the sale by the Issuer, and the purchase by Lehman Brothers Inc. and Goldman, Sachs & Co. (the "Underwriters") pursuant to an Underwriting Agreement, dated March 28, 2006, among the Depositor, IndyMac Bank, F.S.B. (the "Seller") and the Underwriters (the "Underwriting Agreement"), of notes entitled IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1, Class A Notes (the "Underwritten Notes").

      The Underwriten Notes are issued pursuant to an Indenture, dated as of March 1, 2006 (the "Indenture"), between the Issuer and Deutsche Bank National Trust Company, as indenture trustee (the "Indenture Trustee"). Also issued pursuant to the Indenture are the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1, Class M1 Notes and Class M2 Notes (collectively with the Underwritten Notes, the "Notes"). The Certificates are issued pursuant to the Amended and Restated Trust Agreement, dated as of March 31, 2006, among the Seller, the Depositor and Wilmington Trust Company, as owner trustee.

      The Seller transferred the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of March 1, 2005 (the "Mortgage Loan Purchase Agreement"). The Depositor, in turn, transferred the Mortgage Loans to the Issuer pursuant to the Sale and Servicing Agreement, dated as of March 1, 2006 (the "Sale and Servicing Agreement"), among the Issuer, the Depositor, the Seller, the Servicer and the Indenture Trustee. The Mortgage Loan Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Trust Agreement and the Underwriting Agreement are collectively referred to herein as the "Agreements". Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreements.

      The registration statement (No. 333-127617) on Form S-3 has been filed by the Depositor with the Securities and Exchange Commission (the "SEC") relating to Asset-Backed Certificates

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Mayer, Brown, Rowe & Maw LLP

The Parties Listed on Schedule I Attached Hereto
March 31, 2006
Page 2

and Asset-Backed Notes (issuable in series), including the Notes (the registration statement in the form in which it became effective (excluding any exhibits filed therewith or any information incorporated by reference therein) being hereinafter called the "Registration Statement"). The Depositor has filed with the SEC pursuant to Rule 424(b) under the rules and regulations of the SEC under the Securities Act of 1933, as amended (the "Act"), a supplement, dated March 30, 2006 (the "Prospectus Supplement"), to the prospectus dated August 22, 2005 (the "Base Prospectus"), relating specifically to the Notes. The Base Prospectus and the Prospectus Supplement (excluding any information incorporated by reference therein) are herein collectively referred to as the "Prospectus").

      In rendering our opinions, we have examined and relied upon the Agreements and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed that (1) such documents will not be amended and (2) the parties to such documents will comply with the terms thereof. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Issuer and the Depositor.

      In rendering our opinions, we have also considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), including provisions of the Code applicable to a real estate mortgage investment conduit ("REMIC"), applicable Treasury regulations, administrative rulings, judicial decisions, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinions are based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the relevant taxing authorities. In rendering this opinion letter, we do not express any opinion concerning any law other than with respect to the federal income tax laws of the United States as expressly addressed below. We do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the Agreements.

      Pursuant to 31 C.F.R. part 10, the regulations governing practice before the Internal Revenue Service (Circular 230), we inform you that (i) advice expressed herein as to tax matters is not intended or written to be used, and cannot be used by a taxpayer, for the purposes of avoiding any tax penalties that may be imposed on the taxpayer under U.S. tax law, (ii) such advice is written to support the promotion or marketing of the securities and the transactions described herein and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

      Assuming compliance with the provisions of the Agreements, for United States federal income tax purposes, each of the Upper Tier REMIC and the Lower Tier REMIC (exclusive of




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Mayer, Brown, Rowe & Maw LLP

The Parties Listed on Schedule I Attached Hereto
March 31, 2006
Page 3

the obligation to pay and the right to receive Deferred Interest) will qualify as a REMIC, within the meaning of Section 860D of the Code. The Class R Certificates will evidence ownership of the sole class of "residual interests", within the meaning of Section 860G(a)(2) of the Code, in the Upper Tier REMIC, and the Class L Certificates will evidence ownership of the sole class of "residual interests" in the Lower Tier REMIC. Each class of Notes, the Class P Certificates and the Class B Certificates (exclusive of the obligation to pay and the right to receive Deferred Interest, as the case may be) will represent ownership of "regular interests", within the meaning of Section 860G(a)(1) of the Code, in the Upper Tier REMIC.

      We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. Nevertheless, you may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Treasury regulation section 1.6011-4) of the transactions and matters addressed herein, and all materials of any kind (including this opinion letter and any other tax analyses) relating to such tax treatment and tax structure. In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

                                            Sincerely,

                                            /S/ MAYER, BROWN, ROWE & MAW LLP

                                            MAYER, BROWN, ROWE & MAW LLP

KEK/JPC/KTG




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                                   Schedule I

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1 IndyMac Bank, F.S.B.
IndyMac ABS, Inc.
Lehman Brothers Inc.
Goldman Sachs & Co.
Financial Guaranty Insurance Corporation
Standard & Poor's Ratings Services
Moody's Investors Service, Inc.